Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

EpicQuest Education Group International Limited:

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.1 to Form F-3 (File No.: 333-288399), dated October 31, 2025, of EpicQuest Education Group International Limited and Subsidiaries (the “Company”), of our report dated January 31, 2025, relating to our audits of the consolidated financial statements as of September 30, 2024, and 2023 and for each of the three years in the period ended September 30, 2024, which is in the Company’s Annual Report on Form 20-F for the year ended September 30, 2024. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

October 31, 2025

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us